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                                                                    EXHIBIT 99.1


Press Release

       mPhase Notifies Its Shareholders of a Delay of Its Rights Offering

NORWALK, Conn., Aug 14, 2002 (BUSINESS WIRE) -- mPhase Technologies Inc. (OTCB:
XDSL), one of the leading designers of innovative solutions for the delivery of broadcast digital television and high-speed data solutions over copper wires, today announced that the consummation of its recently announced Rights Offering will be delayed.

As discussed in the press release dated Aug. 7, 2002, on Aug. 7, 2002, mPhase filed a registration statement with the Securities and Exchange Commission (SEC) in connection with a rights offering to its existing shareholders. As is common, the SEC has advised mPhase that it intends to review the registration statement. Such review will delay the effectiveness of the registration statement for at least 30 days.

As a result of this revised schedule, the registration statement will also have to be amended to include the Company's financial statements and related financial information for its fiscal year ended June 30, 2002, a process that will require the completion and filing of the Company's annual report on Form 10-K for the year ended June 30, 2002. Following the filing of its Form 10-K and completion of the SEC's review process, the Company intends to issue a press release advising shareholders of the timing of and further details with respect to the Rights Offering.

A registration statement relating to the rights and the common stock to be offered in connection with the proposed rights offering has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective and will be made only by means of a prospectus.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About mPhase Technologies Inc.

mPhase Technologies Inc. operates three primary business segments:

o The Company develops solutions for cost effectively and reliably transmitting broadcast digital television, high-speed Internet access and traditional telephone service over existing copper telephone lines via its flagship product, the Traverser(tm) Digital Video and Data Delivery System (DVDDS). The award-winning Traverser(tm) system enables service providers to simultaneously transmit up to 400 channels of MPEG-2 digital television programming via a NIP (Non-Internet Protocol)-based platform. As a result of its innovative design, the Traverser(tm) has the longest serviceable distance radius, is the most reliable and is the cost-effective solution for the delivery of video-over DSL.

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o    mPhaseTelevision.net Inc. ("mPhaseTV") provides a turnkey digital television package, including basic, premium and pay-per-view programming to service providers utilizing video-over DSL (digital subscriber line). The comprehensive package offered by mPhase and mPhaseTV provides telcos with turnkey systems that couple technology with content, thereby enhancing their revenue opportunities, speeding time-to-market and allowing for additional revenues from near-video-on-demand, digital ad insertion and other sources.

o mPhase offers a growing line of components utilized in the installation and testing of DSL, including the high-density POTS Splitter Shelf, Test Access Shelf, iPOTS(tm) (IntelligentPOTS Splitter Shelf), UniversalBypass and the recently introduced mPhaseStretch(tm). These products help all service providers lower the provisioning and operating costs associated with DSL.

More information is available at the mPhase Web site at www.mPhaseTech.com (http://www.mPhaseTech.com), or by calling 877/674-2738. Investors may obtain additional information and subscribe to investor services by referring to the Investor Information section at the mPhase Web site or by calling Brittany Raymond of the Investor Relations Department at 203/854-1348.

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include the following: fluctuations in customer demand; the Company's ability to manage its growth; the risk of new product introductions and customer acceptance of new products; the rapid technological change which characterizes the Company's markets; the risks associated with competition; the risks associated with international sales as the Company expands its markets; and the ability of the Company to compete successfully in the future, as well as other risks identified in the Company's Securities and Exchange Commission filings, including but not limited to those appearing under the caption "Risk Factors" in the Company's 10-KSB and 10-QSB federal filings.


CONTACT:mPhase Technologies Inc., Norwalk
Jennifer Silcott, 203/831-2208
Jsilcott@mphasetech.com